Exhibit 99.1

Contact:	Abaxis, Inc.	Lytham Partners, LLC
	Clint Severson	Joe Dorame, Robert Blum and Joe Diaz
	Chief Executive Officer	602-889-9700
510-675-6500

ABAXIS REPORTS FINANCIAL PERFORMANCE FOR
THE SECOND QUARTER OF FISCAL 2014

Union City, California – October 22, 2013 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the second fiscal quarter ended September 30, 2013.

Quarterly highlights include:
•	Revenues of $45.9 million, up 4% over last year’s comparable quarter.
•	Total veterinary instrument sales of $11.6 million, up 29% over last year’s comparable quarter.
•	Total veterinary instrument sales of 1,526 units, up 17% over last year’s comparable quarter.
•	Total sales in the veterinary market of $37.9 million, up 8% over last year’s comparable quarter.
•	North America revenues of $37.3 million, up 4% over last year’s comparable quarter.
•	International revenues of $8.5 million, up 2% over last year’s comparable quarter.
•	Service revenues from Abaxis Veterinary Reference Laboratories (AVRL) of $2.3 million, up 114% over last year’s comparable quarter.
•	Cash, cash equivalents and short- and long-term investments as of September 30, 2013 of $103.9 million, an increase of $8.6 million from March 31, 2013.

Quarterly Results:  For the fiscal quarter ended September 30, 2013, Abaxis reported revenues of $45.9 million, as compared with revenues of $44.3 million for the comparable period last year, an increase of 4 percent. Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers and i-STAT analyzers, increased by $1.9 million, or 17 percent, compared to the same period last year. Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i-STAT cartridges and rapid tests, decreased by $713,000, or 2 percent, compared to the same period last year. Abaxis reported net income of $4.0 million for the fiscal quarter ended September 30, 2013, compared to $12.9 million (which includes a gain from legal settlement of $17.3 million) for the quarter ended September 30, 2012. Abaxis’ effective tax rate in the quarter ended September 30, 2013 was 36 percent, compared to 38 percent for the same period last year. Abaxis reported diluted net income per share of $0.18 (calculated based on 22,574,000 shares) for the three-month period ended September 30, 2013, compared to $0.58 per share (calculated based on 22,306,000 shares) for the same period last year.

Six-Month Results:  For the six-month period ended September 30, 2013, Abaxis reported revenues of $89.0 million, as compared with revenues of $86.3 million for the comparable period last year, an increase of 3 percent. Revenues from instrument sales increased by $725,000, or 3 percent, over the same period last year. Revenues from consumables increased by $404,000, or 1 percent, over the same period last year. The company reported net income of $7.2 million for the six-month period ended September 30, 2013, compared to $15.8 million (which includes a gain from legal settlement of $17.3 million) for the six-month period ended September 30, 2012. The company’s effective tax rate in the six-month period ended September 30, 2013, was 36 percent, compared to 38 percent for the same period last year. The company reported diluted net income per share of $0.32 (calculated based on 22,589,000 shares) for the six-month period ended September 30, 2013, compared to $0.71 per share (calculated based on 22,280,000 shares) for the same period last year.

Other Reported Information:  Total sales in the medical market for the second quarter of fiscal 2014 were $7.2 million, a decrease of 10 percent compared to the same period last year. Medical sales worldwide, excluding sales to the U.S. government, during the second quarter of fiscal 2014 were $6.9 million, a decrease of 8 percent, compared to the same period last year. Total sales in the veterinary market for the second quarter of fiscal 2014 were $37.9 million, an increase of 8 percent, compared to the same period last year. Total medical and veterinary reagent disc sales for the second quarter of fiscal 2014 were $21.0 million, a decrease of 4 percent, compared to the same period last year. Non-cash compensation expense recognized for share-based awards during the second quarter of fiscal 2014 was $1.9 million, compared to $1.7 million for the same period last year.

Clint Severson, chairman and chief executive officer of Abaxis, said, “We are pleased with the results of the quarter, particularly on a sequential basis as our new distribution partners begin to gain traction in rolling out our products into their respective client bases. On the healthcare side of the business, unit sales of Piccolo chemistry analyzers increased 92% from the first quarter of fiscal 2014, as our strategic partner Abbott Point of Care continues to make progress in selling and distributing our Piccolos Xpress instruments and our reagent discs into their markets. We firmly believe in Abbott’s ability to penetrate a broad spectrum of healthcare institutions and medical practitioners, which will allow us to significantly grow our medical sales. On the veterinary side of the business, unit sales of VetScan VS2s increased 21% from the first quarter of fiscal 2014 as MWI Veterinary Supply continues to make measurable progress in integrating our products into their sales processes. Although we recognize that we are still in the early stages of the rollout with our new distribution partners, we are confident that they will both expand our markets. Both of these companies are leaders in their respective market segments and we look forward to maximizing the opportunities that they will present in the coming quarters and years.”

Mr. Severson concluded, “We also continue to be pleased with the progress taking place at AVRL. Revenues increased 114% from last year’s comparable quarter as an increasing number of veterinarians across the country expressed their confidence in Abaxis to serve their reference laboratory needs accurately and promptly. Overall operating expenses are now decreasing as a result the restructuring of our sales and marketing organization within the medical market segment. As always, the financial condition of the company remains strong with cash, cash equivalents and short- and long-term investments exceeding $103 million.”

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Tuesday, October 22, 2013. Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com. A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10035233, through October 28, 2013. This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer. The veterinary business also provides to the animal health and research market a line of hematology instruments for point-of-care complete blood counts (CBC), a specialty instrument to screen for and detect clotting disorders and to measure equine fibrinogen levels, a handheld instrument for the rapid assessment of certain critical care tests and rapid point-of-care tests for Heartworm infections, Parvovirus, Giardia and Lyme disease. Abaxis, through its AVRL division, provides routine laboratory testing as well as specialty testing for veterinarians nationwide. For more information, visit http://www.abaxis.com.

Use of Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses the following non-GAAP financial measures: operating income, net income, net income per share and operating income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, refer to the tables captioned “Operating Income Per Share” and “Non-GAAP Net Income and Non-GAAP Net Income Per Share” included at the end of this release.

Operating Income per Share.  Abaxis defines operating income per share as operating income divided by the weighted average outstanding shares. Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

Non-GAAP Net Income and Non-GAAP Net Income per Share.  Abaxis defines non-GAAP net income and non-GAAP net income per share as net income and net income per share excluding from net income the recognized gain from our legal settlement with Cepheid and related costs and operating expenses, including the portion of our income tax provision associated with such settlement. Abaxis uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Abaxis’ performance and liquidity by excluding certain income, such as gain from legal settlement and related costs and operating expenses, that may not be indicative of its recurring core business operating results or operating performance.

Forward Looking Statements

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to risks related to the transition of its U.S. medical sales to Abbott, potential excess inventory levels and inventory imbalances at the company’s distributors, losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties and risks related to condition of the United States economy. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ annual report on Form 10-K, recent quarterly reports on Form 10-Q and Abaxis’ other periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$45,851	$44,258	$89,020	$86,272
Cost of revenues	23,979	21,135	46,256	40,300
Gross profit	21,872	23,123	42,764	45,972
Operating expenses:
Research and development	3,418	3,581	6,591	6,546
Sales and marketing	9,902	11,505	19,930	23,274
General and administrative	2,853	4,621	5,908	7,943
Gain from legal settlement	-	(17,250)	-	(17,250)
Total operating expenses	16,173	2,457	32,429	20,513
Income from operations	5,699	20,666	10,335	25,459
Interest and other income (expense), net	507	255	911	25
Income before income tax provision	6,206	20,921	11,246	25,484
Income tax provision	2,210	8,012	4,021	9,711
Net income	$3,996	$12,909	$7,225	$15,773
Net income per share:
Basic net income per share	$0.18	$0.59	$0.32	$0.72
Diluted net income per share	$0.18	$0.58	$0.32	$0.71

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,306	21,920	22,268	21,869
Weighted average common shares outstanding - diluted	22,574	22,306	22,589	22,280

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30,	March 31,
	2013	2013
Current assets:
Cash and cash equivalents	$71,446	$54,910
Short-term investments	14,447	23,354
Receivables, net	35,127	40,005
Inventories	27,368	26,786
Prepaid expenses and other current assets	5,808	3,319
Net deferred tax assets, current	4,909	4,589
Total current assets	159,105	152,963
Long-term investments	17,969	17,000
Investment in unconsolidated affiliate	2,629	2,613
Property and equipment, net	25,859	25,330
Intangible assets, net	2,373	3,122
Net deferred tax assets, non-current	649	643
Other assets	81	92
Total assets	$208,665	$201,763

Current liabilities:
Accounts payable	$7,001	$8,123
Accrued payroll and related expenses	5,507	6,261
Accrued taxes	433	440
Other accrued liabilities	2,378	2,838
Deferred revenue	1,235	1,362
Warranty reserve	872	995
Total current liabilities	17,426	20,019
Non-current liabilities:
Deferred rent	751	729
Deferred revenue	4,412	3,750
Warranty reserve	741	389
Notes payable, less current portion	632	682
Total non-current liabilities	6,536	5,550
Total liabilities	23,962	25,569
Shareholders' equity:
Common stock	122,311	121,019
Retained earnings	62,358	55,133
Accumulated other comprehensive income	34	42
Total shareholders' equity	184,703	176,194
Total liabilities and shareholders' equity	$208,665	$201,763

The following table presents our calculation of operating income per share for the three and six months ended September 30, 2013 and 2012.

Operating Income Per Share
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Income from operations	$5,699	$20,666	$10,335	$25,459

Shares used in the calculation of operating income per share:
Weighted average common shares outstanding - basic	22,306	21,920	22,268	21,869
Weighted average common shares outstanding - diluted	22,574	22,306	22,589	22,280

Operating income per share - basic	$0.26	$0.94	$0.46	$1.16
Operating income per share - diluted	$0.25	$0.93	$0.46	$1.14

The following table presents our revenues by source for the three and six months ended September 30, 2013 and 2012.

Revenues by Geographic Region and Customer Group
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues by Geographic Region
North America	$37,320	$35,915	$71,972	$69,079
International	8,531	8,343	17,048	17,193
Total revenues	$45,851	$44,258	$89,020	$86,272

Revenues by Customer Group (1)
Medical Market	$7,177	$7,941	$13,215	$16,390
Veterinary Market	37,915	35,186	74,286	67,777
Other	759	1,131	1,519	2,105
Total revenues	$45,851	$44,258	$89,020	$86,272

(1)  Reclassifications of prior period revenues amounts by customer group have been made to conform to the current period presentation. Effective in the fourth quarter of fiscal 2013, we reclassified certain revenues from our unallocated category to its respective business segment, either medical market or veterinary market.

The following table presents our calculation of non-GAAP net income and non-GAAP net income per share to exclude gain from legal settlement, net of related costs and expenses recorded in the three and six months ended September 30, 2012.

Non-GAAP Net Income and Non-GAAP Net Income Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2012			Six Months Ended September 30, 2012
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments (1)	Results	Results	Adjustments (1)	Results
Revenues	$44,258	$-	$44,258	$86,272	$-	$86,272
Cost of revenues	21,135	(112)	21,023	40,300	(112)	40,188
Gross profit	23,123	112	23,235	45,972	112	46,084
Operating expenses:
Research and development	3,581	(145)	3,436	6,546	(145)	6,401
Sales and marketing	11,505	(648)	10,857	23,274	(648)	22,626
General and administrative	4,621	(1,957)	2,664	7,943	(1,957)	5,986
Gain from legal settlement	(17,250)	17,250	-	(17,250)	17,250	-
Total operating expenses	2,457	14,500	16,957	20,513	14,500	35,013
Income from operations	20,666	(14,388)	6,278	25,459	(14,388)	11,071
Interest and other income (expense), net	255	-	255	25	-	25
Income before income tax provision	20,921	(14,388)	6,533	25,484	(14,388)	11,096
Income tax provision	8,012	(5,595)	2,417	9,711	(5,595)	4,116
Net income	$12,909	$(8,793)	$4,116	$15,773	$(8,793)	$6,980
Net income per share:
Basic net income per share	$0.59		$0.19	$0.72		$0.32
Diluted net income per share	$0.58		$0.18	$0.71		$0.31

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	21,920		21,920	21,869		21,869
Weighted average common shares outstanding - diluted	22,306		22,306	22,280		22,280

(1)	To eliminate adjustments for gain from legal settlement and related costs, operating expenses and income tax effect recorded in the three and six months ended September 30, 2012.